Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								 Is this the
Series								last filing
Number		Series Name					For this series?
								(Y or N)

100 		CMG Tactical Futures Strategy Fund          	    N


* Please refer to the Semi Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Fund.